SCHEDULE OF INVESTMENTS                                                TIP FUNDS
September 30, 1998

                                                   Market
TIP TARGET SELECT                                   Value
EQUITY FUND                            Shares       (000)
--------------------------------------------------------------------------------
COMMON STOCKS (102.6%)
BANKS (2.8%)
   BankBoston                           361      $  12
   First American                       390         15
                                                 -----
                                                    27
                                                 -----
BROADCASTING, NEWSPAPERS, AND ADVERTISING (1.4%)
True North Communications               650         14
                                                 -----
COMPUTERS AND SERVICES (15.1%)
   Compaq Computer                      700         22
   Compuware*                           400         24
   Documentum*                          600         24
   EMC* 450                              26
   Mercury Interactive*                 625         25
   Microsoft*                           225         25
                                                 -----
                                                   146
                                                 -----
DRUGS (5.1%)
   American Home Products               380         20
   Bristol-Myers Squibb                 145         15
   Zeneca Group                         400         14
                                                 -----
                                                    49
                                                 -----
ENTERTAINMENT (2.7%)
   Alliance Gaming*                  10,225         26
                                                 -----
ENVIRONMENTAL SERVICES (2.5%)
   Waste Management*                    500         24
                                                 -----
FINANCIAL SERVICES (1.3%)
   Fannie Mae                           200         13
                                                 -----
FOOD, BEVERAGE, AND TOBACCO (6.5%)
   Anheuser Busch                       475         26
   Flowers Industries                 1,000         22
   Universal Foods                      730         15
                                                 -----
                                                    63
                                                 -----
GAS/NATURAL GAS (2.9%)
   Enron                                230         12
   Williams                             570         16
                                                 -----
                                                    28
                                                 -----

                                                   Market
                                                    Value
                                       Shares       (000)
--------------------------------------------------------------------------------

INSURANCE (1.8%)
   American General                     260      $  17
                                                 -----
MEDICAL PRODUCTS AND SERVICES (5.8%)
   Baxter International                 310         18
   Unilab                            18,375         38
                                                 -----
                                                    56
                                                 -----
MISCELLANEOUS BUSINESS SERVICES (2.0%)
   Pitney Bowes                         365         19
                                                 -----
MISCELLANEOUS MANUFACTURING (2.3%)
   Tyco International Limited           400         22
                                                 -----
PAPER AND PAPER PRODUCTS (3.3%)
   Drypers*                          10,750         32
                                                 -----
PETROLEUM AND FUEL PRODUCTS (3.7%)
   Bayard Drilling Technologies*        700          3
   Key Energy Group*                  1,460         14
   Nabors Industries*                   840         13
   USX-Marathon Group                   175          6
                                                 -----
                                                    36
                                                 -----
PHOTOGRAPHIC EQUIPMENT AND SUPPLIES (4.9%)
   Eastman Kodak                        400         31
   Xerox                                185         16
                                                 -----
                                                    47
                                                 -----
PRINTING AND PUBLISHING (4.3%)
   McGraw-Hill                          530         42
                                                 -----
RETAIL (14.1%)
   Abercrombie & Fitch, Cl A*           550         24
   Gap                                  450         24
   Home Depot                           650         26
   Safeway*                             575         27
   The Limited                          425          9
   Tricon Global Restaurants*           670         26
                                                 -----
                                                   136
                                                 -----
SEMICONDUCTORS/INSTRUMENTS (6.8%)
   Intel                                775         66
                                                 -----
STEEL AND STEEL WORKS (0.9%)
   AK Steel Holding                     550          9
                                                 -----

    The accompanying notes are an integral part of the financial statements.

SCHEDULE OF INVESTMENTS                                                TIP FUNDS
September 30, 1998

                                   Shares/Face   Market
TIP TARGET SELECT                    Amount       Value
EQUITYFUND (Concluded)                (000)       (000)
--------------------------------------------------------------------------------
TELEPHONES AND TELECOMMUNICATION (7.7%)
   Clearnet, Cl A*                    6,310      $  50
   Frontier                             500         14
   Sprint                               145         10
                                                 -----
                                                    74
                                                 -----
WHOLESALE (4.7%)
   Exide                              3,960         45
                                                 -----
TOTAL COMMON STOCKS
   (Cost $1,093)                                   991
                                                 -----

REPURCHASE AGREEMENT (0.2%)
   Morgan Stanley,
     5.05%, dated 09/30/98,
     matures 10/01/98, repurchase price
     $2,138(collateralized by U.S.
     Treasury Note, par value
     $2,026, 7.75%, 02/15/01,
     market value $2,191)                $2          2
                                                 -----
TOTAL REPURCHASE AGREEMENT
   (Cost $2)                                         2
                                                 -----
TOTAL INVESTMENTS (102.8%)
   (Cost $1,095)                                $  993
                                                ======

----------
* NON-INCOME PRODUCING SECURITY
Cl--CLASS

    The accompanying notes are an integral part of the financial statements.

STATEMENT OF ASSETS AND LIABILITIES (000)                             TIP FUNDS
September 30, 1998

                                                                                                  TIP TARGET
                                                                                                 SELECT EQUITY
                                                                                                     FUND
---------------------------------------------------------------------------------------------------------------

Assets:
   Investment Securities at Value (Cost $1,095)................................                     $  993
   Receivable for Investment Securities Sold ..................................                        221
   Other Assets ...............................................................                          1
---------------------------------------------------------------------------------------------------------------

     Total Assets ............................................................                       1,215
---------------------------------------------------------------------------------------------------------------
Liabilities:
   Payable for Investment Securities Purchased ...............................                         203
   Accrued Expenses ...........................................................                         18
   Capital Shares Redeemed Payable ...........................................                          22
   Other Liabilities ..........................................................                          6
---------------------------------------------------------------------------------------------------------------
   Total Liabilities .........................................................                         249
---------------------------------------------------------------------------------------------------------------
Net Assets:
   Portfolio shares (unlimited authorization--no par value) based on
     93,439 outstanding shares of beneficial interest ........................                         999
   Distributions in Excess of Net Investment Income............................                         (1)
   Accumulated Net Realized Gain on Investments ..............................                          70
   Net Unrealized Depreciation of Investments ................................                        (102)
---------------------------------------------------------------------------------------------------------------
     Total Net Assets ........................................................                      $  966
===============================================================================================================


Net Asset Value, Offering Price, and Redemption Price Per Share ..............                      $10.34
===============================================================================================================



    The accompanying notes are an integral part of the financial statements.

STATEMENT OF OPERATIONS (000)                                         TIP FUNDS

                                                                                                 TIP TARGET SELECT
                                                                                                    EQUITY FUND
                                                                                                -------------------
                                                                                                      FOR THE
                                                                                                   PERIOD 1/1/98
                                                                                                  THRU 9/30/98(1)
-------------------------------------------------------------------------------------------------------------------


Investment Income:
   Dividends ...............................................................................         $   6
   Interest ................................................................................             2
-------------------------------------------------------------------------------------------------------------------

     Total Investment Income................................................................             8
-------------------------------------------------------------------------------------------------------------------
Expenses:
   Investment Advisory Fees ................................................................             7
   Investment Advisory Fee Waiver ..........................................................            (7)
   Administrator Fees ......................................................................            56
   Administrator Fee Waiver ................................................................           (56)
   Custodian Fees ..........................................................................             4
   Transfer Agent Fees .....................................................................            15
   Professional Fees .......................................................................             9
   Trustee Fees ............................................................................             1
   Registration Fees .......................................................................            14
   Pricing Fees ............................................................................             2
   Printing Fees ...........................................................................             6
   Amortization of Deferred
     Organizational Costs ..................................................................             4
   Insurance and Other Fees ................................................................             1
-------------------------------------------------------------------------------------------------------------------
     Total Expenses ........................................................................            56
-------------------------------------------------------------------------------------------------------------------
Less: Reimbursements by Advisor.............................................................           (48)
-------------------------------------------------------------------------------------------------------------------
     Total Net Expenses ....................................................................             8
-------------------------------------------------------------------------------------------------------------------
         Net Investment Income .............................................................            --
-------------------------------------------------------------------------------------------------------------------
   Net Realized Gain From Securities Sold ..................................................            70
   Net Unrealized Depreciation of Investment Securities ....................................          (102)
-------------------------------------------------------------------------------------------------------------------

   Net Realized and Unrealized Loss on Investments .........................................           (32)
-------------------------------------------------------------------------------------------------------------------

   Net Decrease in Net Assets Resulting From Operations ....................................         $ (32)
===================================================================================================================
(1) Commenced operations on January 1, 1998.
Amounts designated as "--" are either $0 or have been rounded to $0.


    The accompanying notes are an integral part of the financial statements.

STATEMENT OF CHANGES IN NET ASSETS (000)                              TIP FUNDS

                                                                                                  TIP TARGET
                                                                                              SELECT EQUITY FUND
                                                                                             --------------------
                                                                                                    FOR THE
                                                                                                 PERIOD 1/1/98
                                                                                                THRU 9/30/98(1)
-----------------------------------------------------------------------------------------------------------------
Investment Activities:
   Net Investment Income ..................................................................            $--
   Net Realized Gain on Securities Sold ...................................................             70
   Net Unrealized Depreciation of Investment Securities ...................................           (102)
-----------------------------------------------------------------------------------------------------------------

     Net Decrease in Net Assets Resulting from Operations .................................            (32)
-----------------------------------------------------------------------------------------------------------------

Distributions to Shareholders:
   Net Investment Income ..................................................................             (1)
   Realized Capital Gain ..................................................................             --
-----------------------------------------------------------------------------------------------------------------

     Total Distributions ..................................................................             (1)
-----------------------------------------------------------------------------------------------------------------

Capital Share Transactions:
   Proceeds from Shares Issued ............................................................          1,272
   Proceeds from Shares Issued in Lieu of Cash Distributions ..............................              1
   Cost of Shares Redeemed ................................................................           (274)
-----------------------------------------------------------------------------------------------------------------

     Increase in Net Assets From Capital Share Transactions ...............................            999
-----------------------------------------------------------------------------------------------------------------

     Total Increase in Net Assets .........................................................            966
-----------------------------------------------------------------------------------------------------------------

Net Assets:
     Beginning of Period ..................................................................             --
-----------------------------------------------------------------------------------------------------------------
     End of Period ........................................................................          $ 966
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
   Shares Issued and Redeemed:
   Issued .................................................................................            115
   Issued in Lieu of Cash Distributions ...................................................             --
   Redeemed ...............................................................................            (22)

-----------------------------------------------------------------------------------------------------------------
     Net Increase in Share Transactions ....................................................            93
=================================================================================================================

(1) Commenced operations on January 1, 1998.
Amounts designated as "--" are either $0 or have been rounded to $0.

    The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS                                                   TIP FUNDS

For a Share Outstanding Throughout the Period ended September 30, 1998


          Net                                                                   Net                            Net
         Asset                Realized and    Distributions   Distributions    Asset                          Assets      Ratio
         Value      Net        Unrealized        from Net         from         Value                           End     of Expenses
       Beginning  Investment    Gains on        Investment       Capital        End                         of Period   to Average
       of Period   Income      Investments        Income          Gains       of Period    Total Return(1)    (000)     Net Assets
----------------------------------------------------------------------------------------------------------------------------------
TIP TARGET SELECT EQUITY FUND
----------------------------------------------------------------------------------------------------------------------------------

1998(2)  $10.00      --            0.35          (0.01)             --         $10.34            3.50%         $966         1.30%*


                                                   Ratio of Net
                                     Ratio of       Investment
                  Ratio of Net        Expenses        Income to
                   Investment         to Average      Average
                     Income           Net Assets      Net Assets    Portfolio
                   to Average        (Excluding      (Excluding      Turnover
                   Net Assets          Waivers)        Waivers)       Rate
 ------------------------------------------------------------------------------
 TIP Target Select Equity Fund
 ------------------------------------------------------------------------------
1998(2)              0.02%*            18.76%*       (17.44)%*      803.02%

----------
 *  Annualized
(1) Returns are for the period indicated and have not been annualized.
(2) The TIP Target Select Equity Fund commenced operations on January 1, 1998.

 Amounts designated as "--" are either $0 or have been rounded to $0.



    The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS                                          TIP FUNDS
September 30, 1998

1.  ORGANIZATION:
TIP FUNDS (the "Trust") a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended, as a diversified open-end management investment company with 10 funds (the "Funds"). The financial statement included herein is for the TIP Target Select Equity Fund (the "Target Select Equity Fund") (the "Fund"). The financial statements of the remaining portfolios are presented separately. The assets of each fund are segregated, and a shareholder's interest is limited to the portfolio in which shares are held. The Fund's prospectus provides a description of the Fund's investment objectives, policies, and strategies. The Fund is non-diversified, and may therefore be invested in equity securities of a limited number of issues.

2.  SIGNIFICANT ACCOUNTING POLICIES:
The following is a summary of the significant accounting policies followed by the Fund.
     SECURITY VALUATION -- Investments in equity securities which are traded on a national exchange (or reported on the NASDAQ national market system) are stated at the last quoted sales price if readily available for such equity securities on each business day; other equity securities traded in the over-the-counter market and listed equity securities for which no sale was reported on that date are stated at the last quoted bid price.
     FEDERAL INCOME TAXES -- It is the Fund's intention to qualify as a regulated investment company by complying with the appropriate provisions of the Internal Revenue Code of 1986, as amended. Accordingly, no provision for Federal income taxes is required.
     SECURITY TRANSACTIONS AND RELATED INCOME -- Security transactions are accounted for on the date the security is purchased or sold (trade date). Dividend income is recognized on the ex-dividend date, and interest income is recognized on the accrual basis. Costs used in determining realized gains and losses on the sales of investment securities are those of the specific securities sold during the respective holding period.
     NET ASSET VALUE PER SHARE -- The net asset value per share of the Fund is calculated on each business day, by dividing the total value of the Fund's assets, less liabilities, by the number of shares outstanding.
     REPURCHASE AGREEMENTS -- Securities pledged as collateral for repurchase agreements are held by the custodian bank until the respective agreements mature. Provisions of the repurchase agreements ensure that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default of the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the Fund may be delayed or limited.
     EXPENSES -- Expenses that are directly related to the Fund are charged to the Fund. Other operating expenses of the Trust are prorated to the funds on the basis of relative daily net assets.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                              TIP FUNDS
September 30, 1998

     DISTRIBUTIONS TO SHAREHOLDERS -- Distributions from net investment income are declared and paid to Shareholders on a quarterly basis. Any net realized capital gains on sales of securities are distributed to Shareholders at least annually. Dividends from net investment income and distributions from net realized capital gains are determined in accordance with U.S. Federal income tax regulations, which may differ from those amounts determined under generally accepted accounting principles. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, they are charged or credited to paid-in-capital or accumulated net realized gain, as appropriate, in the period that the differences arise. USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reported period. Actual results could differ from those estimates.

3. ORGANIZATIONAL COSTS AND TRANSACTIONS WITH AFFILIATES:
Organization costs have been capitalized by the Fund and are being amortized over a period of sixty months. In the event any of the initial shares of a Fund are redeemed by any holder thereof during the period that such Fund is amortizing its organizational costs, the redemption proceeds payable to the holder thereof by the Fund will be reduced by the unamortized organizational costs in the same ratio as the number of initial shares outstanding at the time of redemption.

Certain officers of the Trust are also officers of SEI Investments Mutual Funds Services (the "Administrator") and/or SEI Investments Distribution Co. (the "Distributor"). Such officers are paid no fees by the Trust for serving as officers and trustees of the Trust.

4. ADMINISTRATION, SHAREHOLDER SERVICING, AND DISTRIBUTION AGREEMENTS:
The Trust and the Administrator are parties to an agreement under which the Administrator provides management and administrative services for an annual fee of 0.12% of the average daily net assets of the Fund up to $75 million, 0.10%on the next $75 million, 0.09% on the next $150 million, 0.08% on the next $300 million, and 0.075% of such assets in excess on $600 million. There is a minimum annual fee of $75,000 per Fund payable to the Administrator for services rendered to the Fund under the Administration Agreement. During fiscal 1998, the Administrator has voluntarily waived its fee.

DST Systems, Inc., (the "Transfer Agent"), serves as the transfer agent and dividend disbursing agent for the Fund under a transfer agency agreement with the Trust.

The Trust and the Distributor are parties to a Distribution Agreement dated April 30, 1996. The Distributor receives no fees for its distribution services under this agreement.

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)                              TIP FUNDS
September 30, 1998

5.  INVESTMENT ADVISORY AGREEMENT:
The Trust and Turner Investment Partners, Inc. (the "Adviser") are parties to an Investment Advisory Agreement dated April 30, 1996, under which the Adviser receives an annual fee equal to 1.05% of the average daily net assets of the Target Select Equity Fund. The Fund currently has three Sub-Advisers--Chartwell Investment Partners, Clover Capital Management, Inc., and Penn Capital Management, Inc. (each a "Sub-Adviser" and collectively, the "Sub-Advisers"). Each Sub-Adviser manages a portion of the Fund's assets, which allocation is determined by the Trustees upon the recommendation of the Adviser. For its services, each of the Sub-Advisers is entitled to receive a fee from Turner Investment Partners, which is calculated daily and paid monthly, at an annual rate of .80% of the average daily net assets of the Fund allocated to it. The Adviser has voluntarily agreed to waive all or a portion of its fees and to reimburse expenses of the Target Select Equity Fund in order to limit its total operating expenses (as a percentage of average daily net assets on an annualized basis) to not more than 1.30%. Fee waivers and expense reimbursements are voluntary and may be terminated at any time.

6.  INVESTMENT TRANSACTIONS:
The total cost of security purchases and the proceeds from security sales, other than short-term investments, for the period ended September 30, 1998 are as follows (000):
                                         TIP TARGET
                                     SELECT EQUITY FUND
                                     -------------------
Purchases ......................          $7,975
Sales ..........................          $6,950

At September 30, 1998, the total cost of securities for Federal income tax purposes was $1,109,061. The aggregate gross unrealized appreciation and depreciation for securities held by the Fund at September 30, 1998, is as follows (000):
                                         TIP TARGET
                                     SELECT EQUITY FUND
--------------------------------------------------------------------------------
Aggregate gross unrealized appreciation   $   25
Aggregate gross unrealized depreciation     (141)
                                          -------
Net unrealized depreciation .....         $ (116)
                                          =======

REPORT OF INDEPENDENT AUDITORS                                         TIP FUNDS

TO THE SHAREHOLDERS AND BOARD OF TRUSTEES
TIP FUNDS

     We have audited the accompanying statement of assets and liabilities including the schedule of investments of the TIP Target Select Equity Fund (one of the funds constituting the TIP Funds) as of September 30, 1998, and the related statement of operations, the statement of changes in net assets, and financial highlights for the nine months then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the TIP Target Select Equity Fund of the TIP Funds at September 30, 1998, the results of its operations, the changes in its net assets, and financial highlights for the nine months then ended, in conformity with generally accepted accounting principles.


                                                      /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
November 2, 1998

STATEMENT OF NET ASSETS                                                TIP FUNDS
September 30, 1998


PENN CAPITAL SELECT                              Value
FINANCIAL SERVICES FUND               Shares     (000)
--------------------------------------------------------------------------------
COMMON STOCKS (104.5%)
BANKS (91.2%)
   Bank United Corporation, Cl A      850        $ 30
   BankBoston                         300          10
   California Federal Bank -
     Contingent Litigation
     Recovery Participation
     Interests*                      1,150         16
   California Federal Bank -
     Secondary Contingent
     Litigation Recovery
     Participation Interests*          950         15
   Cape Cod Bank & Trust             1,560         27
   Century Bancorp, Cl A             1,350         23
   Chase Manhattan Bank                160          7
   Crestar Financial                   460         26
   First Essex Bancorp               1,200         20
   First Union                         902         46
   Fleet Financial Group               490         36
   Long Island Bancorp                 340         16
   Mellon Bank                         625         34
   National Penn Bancshares            600         16
   North Fork Bancorporation           150          3
   NSS Bancorp                         325         15
   PNC Bank                            770         35
   Premier National Bancorp*         1,328         23
   Provident Bankshares              1,166         30
   Regions Financial                   800         29
   Seacoast Banking of Florida       1,000         30
   Sovereign Bancorp                 2,450         33
   Summit Bancorp                    2,130         80
   United Bankshares                   860         22
   Western Bancorp                     550         19
                                                 ----
                                                  641
                                                 ----

FINANCIAL SERVICES (6.9%)
   American Express                    100          8
   Mech Financial                      925         23
   Scott & Stringfellow Financial      555         18
                                                 ----
                                                   49
                                                 ----

                                                  Value
                                     Shares       (000)
--------------------------------------------------------------------------------
INSURANCE (6.4%)
   Allstate                            250        $   10
   American International Group         90             7
   Conseco                             586            18
   Equitable                           245            10
                                                  ------
                                                      45
                                                  ------
TOTAL COMMON STOCKS
   (Cost $857)                                       735
                                                  ------

MUTUAL FUND (0.6%)
   SEI Daily Income Trust Money
     Market Portfolio                    4             4
                                                  ------
TOTAL MUTUAL FUND
   (Cost $4)                                           4
                                                  ------
TOTAL INVESTMENTS (105.1%)
   (Cost $861)                                       739
                                                  ------
OTHER ASSETS AND LIABILITIES, NET (-5.1%)
                                                     (36)
                                                  ------

NET ASSETS:
   Portfolio Shares (unlimited
     authorization -- no par value)
     based on 66,958 outstanding
     shares of beneficial interest                   774
   Undistributed net investment income                 4
   Accumulated net realized gain
     on investments                                   47
   Net unrealized depreciation
     on investments                                 (122)
                                                  ------
TOTAL NET ASSETS (100.0%)                         $  703
                                                  ======
   Net Asset Value, Offering and
     Redemption Price Per Share                   $10.50

                                                  ======
----------
*  NON-INCOME PRODUCING SECURITY
Cl--CLASS

    The accompanying notes are an integral part of the financial statements.

STATEMENT OF OPERATIONS (000)                                          TIP FUNDS

                                                                                             PENN CAPITAL SELECT
                                                                                           FINANCIAL SERVICES FUND
                                                                                           -----------------------
                                                                                                   FOR THE
                                                                                               PERIOD 10/20/97
                                                                                              THRU 9/30/98 (1)
------------------------------------------------------------------------------------------------------------------
Investment Income:
   Dividends..................................................................                    $  12
   Interest ...................................................................                       2
------------------------------------------------------------------------------------------------------------------

     Total Investment Income..................................................                       14
------------------------------------------------------------------------------------------------------------------
Expenses:
   Investment Advisory Fees ...................................................                       6
   Investment Advisory Fee Waiver ............................................                       (6)
   Administrator Fees ........................................................                       72
   Administrator Fee Waiver ..................................................                      (37)
   Custodian Fees ............................................................                        5
   Transfer Agent Fees .......................................................                       24
   Professional Fees .........................................................                       23
   Trustee Fees ..............................................................                        2
   Registration Fees .........................................................                       29
   Pricing Fees ..............................................................                        3
   Printing Fees .............................................................                       11
   Amortization of Deferred Organizational Costs...............................                       6
   Insurance and Other Fees ..................................................                        3
------------------------------------------------------------------------------------------------------------------
     Total Expenses ..........................................................                      141
------------------------------------------------------------------------------------------------------------------
   Less: Reimbursements by Advisor............................................                     (131)
------------------------------------------------------------------------------------------------------------------
     Total Net Expenses ......................................................                       10
------------------------------------------------------------------------------------------------------------------
         Net Investment Income ...............................................                        4
------------------------------------------------------------------------------------------------------------------
   Net Realized Gain From Securities Sold ....................................                       53
   Net Unrealized Depreciation
     of Investment Securities .................................................                    (122)
------------------------------------------------------------------------------------------------------------------
   Net Realized and Unrealized Loss
       on Investments .........................................................                     (69)
------------------------------------------------------------------------------------------------------------------
   Net Decrease in Net Assets Resulting
      From Operations ........................................................                   $  (65)
==================================================================================================================

(1) Commenced operations on October 20, 1997.



  The accompanying notes are an integral part of the financial statements.

STATEMENT OF CHANGES IN NET ASSETS (000)                               TIP FUNDS

                                                                                             PENN CAPITAL SELECT
                                                                                           FINANCIAL SERVICES FUND
                                                                                           -----------------------
                                                                                                   FOR THE
                                                                                               PERIOD 10/20/97
                                                                                               THRU 9/30/98(1)
------------------------------------------------------------------------------------------------------------------
Investment Activities:
   Net Investment Income ...................................................                         $  4
   Net Realized Gain on Securities Sold.....................................                           53
   Net Unrealized Depreciation of
     Investment Securitiess ................................................                         (122)
------------------------------------------------------------------------------------------------------------------
     Net Decrease in Net Assets Resulting
       from Operations .....................................................                          (65)
------------------------------------------------------------------------------------------------------------------
Distributions to Shareholders:
   Net Investment Income ...................................................                           --
   Realized Capital Gain ...................................................                           (6)
------------------------------------------------------------------------------------------------------------------
     Total Distributions ...................................................                           (6)
------------------------------------------------------------------------------------------------------------------
Capital Share Transactions:
   Proceeds from Shares Issued .............................................                          870
   Proceeds from Shares Issued in Lieu of Cash Distributions................                            6
   Cost of Shares Redeemed..................................................                         (102)
------------------------------------------------------------------------------------------------------------------
   Increase in Net Assets From
     Capital Share Transactions.............................................                          774
------------------------------------------------------------------------------------------------------------------
     Total Increase in Net Assets ..........................................                          703
------------------------------------------------------------------------------------------------------------------
Net Assets:
     Beginning of Period....................................................                           --
------------------------------------------------------------------------------------------------------------------
     End of Period..........................................................                         $703 (2)
==================================================================================================================
Shares Issued and Redeemed:
   Issued ..................................................................                           74
   Issued in Lieu of Cash Distributions.....................................                            1
   Redeemed.................................................................                           (8)
------------------------------------------------------------------------------------------------------------------
   Net Increase in Share Transactions.......................................                           67
------------------------------------------------------------------------------------------------------------------
Amounts designated as "--" are either $0 or have been rounded to $0.

(1) Commenced operations on October 20, 1997.
(2) Includes undistributed net investment income of $4.



    The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS                                                   TIP FUNDS

For a Share Outstanding Throughout the Period ended September 30, 1998



           Net              Realized and                                Net                 Net               Ratio of Net
          Asset              Unrealized  Distributions Distributions   Asset               Assets     Ratio    Investment
          Value      Net        Loss       from Net        from        Value                End    of Expenses   Income
        Beginning Investment     on       Investment      Capital       End     Total    of Period to Average  to Average
        of Period   Income   Investments    Income         Gains     of Period Return(1)   (000)   Net Assets  Net Assets
        --------- ---------- ----------- ------------- ------------- --------- --------- --------- ----------- ----------
-------------------------------------------
PENN CAPITAL SELECT FINANCIAL SERVICES FUND
-------------------------------------------
1998(2)  $10.00     0.07        0.64         (0.01)       (0.20)       $10.50   6.81%       $703       1.40%*     0.68%*


                                      Ratio of Net
                        Ratio of        Investment
                        Expenses        Income to
                        to Average       Average
                        Net Assets      Net Assets
                       (Excluding      (Excluding    Portfolio
                       Waivers and     Waivers and    Turnover
                     Reimbursements) Reimbursements)   Rate
                     --------------- --------------- ---------
1998(2)                  29.22%*        (27.14)%*    174.75%

------------
 *  Annualized
(1) Returns are for the period indicated and have not been annualized.
(2) Commenced operations on October 20, 1997.


  The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS                                          TIP FUNDS
September 30, 1998

1.  ORGANIZATION:
TIP FUNDS (the "Trust") a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended, as a diversified open-end management investment company with 10 funds. The financial statements included herein are for the Penn Capital Select Financial Services Fund, (the "Fund"). The financial statements of the remaining portfolios are presented separately. The assets of the Fund are segregated, and a shareholder's interest is limited to the fund in which shares are held. The Fund's prospectus provides a description of the Fund's investment objectives, policies, and strategies.

2.  SIGNIFICANT ACCOUNTING POLICIES:
The following is a summary of the significant accounting policies followed by the Fund.

SECURITY VALUATION -- Investments in equity securities which are traded on a national exchange (or reported on the NASDAQ national market system) are stated at the last quoted sales price if readily available for such equity securities on each business day; other equity securities traded in the over-the-counter market and listed equity securities for which no sale was reported on that date are stated at the last quoted bid price.

FEDERAL INCOME TAXES -- It is the Fund's intention to qualify as a regulated investment company by complying with the appropriate provisions of the Internal Revenue Code of 1986, as amended. Accordingly, no provision for Federal income taxes is required.

SECURITY TRANSACTIONS AND RELATED INCOME -- Security transactions are accounted for on the date the security is purchased or sold (trade date). Dividend income is recognized on the ex-dividend date, and interest income is recognized on the accrual basis. Costs used in determining realized gains and losses on the sales of investment securities are those of the specific securities sold during the respective holding period.

NET ASSET VALUE PER SHARE -- The net asset value per share of the Fund is calculated on each business day, by dividing the total value of the Fund's assets, less liabilities, by the number of shares outstanding.

REPURCHASE AGREEMENTS -- Securities pledged as collateral for repurchase agreements are held by the custodian bank until the respective agreements mature. Provisions of the repurchase agreements ensure that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default of the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the Fund may be delayed or limited.

NOTES TO FINANCIAL STATEMENTS (Continued)                              TIP FUNDS
September 30, 1998

     EXPENSES -- Expenses that are directly related to the Fund are charged to the Fund. Other operating expenses of the Trust are prorated to the funds on the basis of relative daily net assets.

     DISTRIBUTIONS TO SHAREHOLDERS -- Distributions from net investment income are declared and paid to Shareholders on a quarterly basis. Any net realized capital gains on sales of securities are distributed to Shareholders at least annually.

     Dividends from net investment income and distributions from net realized capital gains are determined in accordance with U.S. Federal income tax regulations, which may differ from those amounts determined under generally accepted accounting principles. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, they are charged or credited to paid-in-capital or accumulated net realized gain, as appropriate, in the period that the differences arise.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reported period. Actual results could differ from those estimates.

3.  ORGANIZATIONAL COSTS AND TRANSACTIONS WITH AFFILIATES:
Organization costs have been capitalized by the Fund and are being amortized over a period of sixty months. In the event any of the initial shares of a Fund are redeemed by any holder thereof during the period that such Fund is amortizing its organizational costs, the redemption proceeds payable to the holder thereof by the Fund will be reduced by the unamortized organizational costs in the same ratio as the number of initial shares outstanding at the time of redemption.

Certain officers of the Trust are also officers of SEI Investments Mutual Funds Services (the "Administrator") and/or SEI Investments Distribution Co. (the "Distributor"). Such officers are paid no fees by the Trust for serving as officers and trustees of the Trust.

4.  ADMINISTRATION, SHAREHOLDER SERVICING, AND DISTRIBUTION AGREEMENTS:
The Trust and the Administrator are parties to an agreement under which the Administrator provides management and administrative services for an annual fee of 0.12% of the average daily net assets of the Fund up to $75 million, 0.10% on the next $75 million, 0.09% on the next $150 million, 0.08% on the next $300 million, and 0.075% of such assets in excess on $600 million. There is a minimum annual fee of $75,000 payable to the Administrator for services rendered to the Fund under the Administration Agreement. During fiscal 1998, the Administrator has voluntarily waived a portion of its fee.

NOTES TO FINANCIAL STATEMENTS (Concluded)                              TIP FUNDS
September 30, 1998

DST Systems, Inc., (the "Transfer Agent") serves as the transfer agent and dividend disbursing agent for the Fund under a transfer agency agreement with the Trust.

The Trust and the Distributor are parties to a Distribution Agreement dated April 30, 1996. The Distributor receives no fees for its distribution services under this agreement.

5.  INVESTMENT ADVISORY AGREEMENT:
The Trust and Penn Capital Management Company, Inc. (the "Adviser") are parties to an Investment Advisory Agreement, under which the Adviser receives an annual fee equal to 1.00% of the average daily net assets of the Fund. The Adviser has voluntarily agreed to waive all or a portion of its fees and to reimburse expenses of the Fund in order to limit its total operating expenses (as a percentage of average daily net assets on an annualized basis) to not more than 1.40%. Fee waivers and expense reimbursements are voluntary and may be terminated at any time.

6.  INVESTMENT TRANSACTIONS:
The total cost of security purchases and the proceeds from security sales, other than short-term investments, for the period ended September 30, 1998 are as follows (000):
                                  PENN CAPITAL SELECT
                                  FINANCIAL SERVICES
                                 --------------------
Purchases .....................          $1,933
Sales .........................          $1,129

At September 30, 1998, the total cost of securities and the net realized gains or losses on securities sold for Federal income tax purposes was not materially different from amounts reported for financial reporting purposes. The aggregate gross unrealized appreciation and depreciation for securities held by the Fund at September 30, 1998, are as follows (000):


                                   PENN CAPITAL SELECT
                                   FINANCIAL SERVICES
                                  --------------------
Aggregate gross unrealized
   appreciation ................         $   16
Aggregate gross unrealized
   depreciation ................           (138)
                                         ------
Net unrealized depreciation ....         $ (122)
                                         ======

REPORT OF INDEPENDENT AUDITORS                                         TIP FUNDS

TO THE SHAREHOLDERS AND BOARD OF TRUSTEES
TIP FUNDS

     We have audited the accompanying statement of net assets of the Penn Capital Select Financial Services Fund (one of the funds constituting the TIP Funds) as of September 30, 1998, and the related statement of operations, the statement of changes in net assets, and financial highlights for the period October 20, 1997 through September 30, 1998. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Penn Capital Select Financial Services Fund of the TIP Funds at September 30, 1998, the results of its operations, the changes in its net assets, and financial highlights for the period October 20, 1998 through September 30, 1998, in conformity with generally accepted accounting principles.



/s/ Ernst & Young LLP


Philadelphia, Pennsylvania
November 2, 1998